UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 21, 1997



                           CAROLINA FIRST CORPORATION
             (Exact name of registrant as specified in its charter)




South Carolina                  0-15083                        57-0824914
(State of other juris-        (Commission                     (IRS Employer
diction of incorporation)      File Number)               Identification Number)


         102 South Main Street, Greenville, South Carolina      29601
         (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code: (864) 255-7900


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



                   The Exhibit Index appears on page 4 hereof.

Item 2. Acquisition of Assets

         On November 21, 1997, Carolina First Corporation ("CFC") acquired First Southeast Financial Corporation ("FSFC") through the merger of FSFC with and into an interim subsidiary of CFC. At September 30, 1997, FSFC had total assets of approximately $350 million. In connection with such transaction, First Federal Savings and Loan Association of Anderson ("FFA"), a wholly-owned subsidiary of FSFC, was merged with and into Carolina First Bank ("CFB"). FFA has 13 offices located in Anderson, Greenville, Abbeyville and Greenwood counties in South Carolina which were converted into CFB offices upon consummation of the merger. As of September 30, 1997, FFA had total assets of approximately $350 million, total loans of approximately $275 million, and total deposits of approximately $285 million. In connection with such acquisition, approximately 3.5 million new shares of CFC common stock valued at approximately $70 million were exchanged for all outstanding shares of FSFC common stock based on an exchange ratio of 0.7971 shares of CFC common stock for each share of FSFC common stock. The transaction will be accounted for as a purchase.

         Certain historical, supplemental and pro forma financial information relating to FSFC are included herewith under Item 7.


Item 7. Financial Statements and Exhibits

(a)  Financial Statements of the Businesses Acquired.

                     [CRISP HUGHES EVANS LLP Firm Letterhead]

                          Independent Auditors' Report

                          ----------------------------

To the Board of Directors
First Southeast Financial Corporation

We have audited the accompanying consolidated balance sheets of First Southeast Financial Corporation and Subsidiary (the "Company") as of June 30, 1996 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                          /s/ Crisp Hughes Evans LLP

Asheville, North Carolina
July 31, 1997

    32 Orange Street - P.O. Box 3049 - Asheville, North Carolina 28802 -
                   (704) 254-2254 - FAX (704) 254-6859

                     FIRST SOUTHEAST FINANCIAL CORPORATION
                                AND SUBSIDIARY

                          Consolidated Balance Sheets
                       (in thousands, except share data)

                                                              June 30,
                                                      ------------------------
        Assets                                            1996        1997
        ------                                            ----        ----

Cash and due from banks                                $    3,865  $    3,274
Interest-earning deposits                                   9,458      10,377
Investment securities:
  Held to maturity (market value of in $22,917 in
   1996 and $15,730 in 1997)                               23,674      16,092
  Available for sale (amortized cost of $27,218 in
   1996 and $21,089 in 1997)                               27,316      21,268
Loans receivable, net                                     238,337     272,401
Mortgage-backed securities:
  Held to maturity (market value of in $11,217 1996
   and $9,338 in 1997)                                     11,508       9,392
  Available for sale (amortized cost of $6,155 in
   1996 and $4,960 in 1997)                                 6,090       4,960
Office properties and equipment, net                        4,381       4,282
Real estate                                                   791         751
Federal Home Loan Bank stock                                2,691       2,691
Interest receivable                                         2,294       2,342
Other                                                       1,447         700
                                                       ----------  ----------
      Total assets                                     $  331,852  $  348,530
                                                       ==========  ==========

  Liabilities and Stockholders' Equity
  ------------------------------------
Deposits                                               $  288,217  $  284,783
Securities sold under agreement to repurchase               5,000      15,000
Federal Home Loan Bank advances                                 -      10,000
Advance payments by borrowers for taxes and insurance       1,436       1,387
Accrued expenses and other liabilities                      3,331       1,488
Income taxes payable                                          365         826
                                                       ----------  ----------
      Total liabilities                                   298,349     313,484
                                                       ----------  ----------
Stockholders' equity:
  Preferred stock ($.01 par value, 2,000,000 shares
   authorized; none outstanding)                                -           -
  Common stock ($.01 par value, 8,000,000 shares
   authorized; 4,388,231 shares issued and
   outstanding at June 30, 1996 and June 30, 1997)             44          44
  Paid-in capital                                          19,137      19,137
  Retained income, substantially restricted                14,300      15,747
  Unrealized gains on securities, net                          22         118
                                                       ----------  ----------
      Total stockholders' equity                           33,503      35,046
                                                       ----------  ----------
      Total liabilities and stockholders' equity       $  331,852  $  348,530
                                                       ==========  ==========

The accompanying notes are an integral part of these consolidated financial statements.
                                       5

                     FIRST SOUTHEAST FINANCIAL CORPORATION
                                AND SUBSIDIARY

                       Consolidated Statements of Income
                     (in thousands, except per share data)

                                                  Years Ended June 30,
                                        ------------------------------------
                                              1995        1996        1997
                                              ----        ----        ----
Interest income:
  Mortgage loans                           $   14,492  $   16,265  $   18,151
  Mortgage-backed securities                    1,306       1,351       1,082
  Other loans                                   2,037       2,122       2,378
  Investments                                   5,450       4,929       2,886
  Deposits with other banks                       665       1,110         441
                                           ----------  ----------  ----------
      Total interest income                    23,950      25,777      24,938
                                           ----------  ----------  ----------
Interest expense:
  Deposits                                     11,801      14,226      13,596
  Borrowings                                      164         131         821
                                           ----------  ----------  ----------
      Total interest expense                   11,965      14,357      14,417
                                           ----------  ----------  ----------
      Net interest income                      11,985      11,420      10,521

Provision for loan losses                         180         180         180
                                           ----------  ----------  ----------
      Net interest income after provision
       for loan losses                         11,805      11,240      10,341
                                           ----------  ----------  ----------
Noninterest income:

  Loan fees and service charges                   622         585         794
  Securities losses                               (46)       (891)          -
  Income from rental of real estate
   acquired for development or rental              88          86          86
  Other                                           392         330         301
                                           ----------  ----------  ----------
      Total other income                        1,056         110       1,181
                                           ----------  ----------  ----------
Noninterest expenses:

  Compensation and employee benefits            4,607       6,643       3,598
  Net occupancy expense                           979         954         919
  Deposit insurance premiums                      625         640       2,172
  Provision for real estate losses                 21           -           -
  Other                                         1,144       1,153       1,184
                                           ----------  ----------  ----------
      Total other expenses                      7,376       9,390       7,873
                                           ----------  ----------  ----------
      Income before income taxes                5,485       1,960       3,649

Income tax expense                              1,908       1,021       1,324
                                           ----------  ----------  ----------
      Net income                           $    3,577  $      939  $    2,325
                                           ==========  ==========  ==========

Weighted average common equivalent shares
 outstanding                                    3,946       4,061       4,388

Net income per share                            $.91        $.23        $.53

The accompanying notes are an integral part of these consolidated financial statements.

                                              FIRST SOUTHEAST FINANCIAL CORPORATION
                                                         AND SUBSIDIARY
                                        Consolidated Statements of Stockholders' Equity
                                                (in thousands, except share data)

                                                           Unrealized        Unearned Compensation
                                 Common Paid-In  Retained  Gains    Treasury ---------------------
                                 Stock  Capital  Income    (Losses) Stock    For ESOP  For MRPs   Total
                                 -----  -------  ------    -------- -----    --------  --------   -----
Balance at June 30, 1994         $ 43   $41,949  $30,213   $(399)   $(1,846) $(2,995)  $(832)     $66,133

Net income                          -         -    3,577       -          -        -       -        3,577
Cash dividends ($.265 per share)    -         -   (1,018)      -          -        -       -       (1,018)
Unrealized gains on securities,
  net of taxes of $150              -         -        -     241          -        -       -          241
Purchase of treasury stock          -         -        -       -     (1,074)       -       -       (1,074)
(80,285 shares)
ESOP and MRPs compensation          -       157        -       -          -      333     575        1,065
  earned                         ----   -------  -------   -----    -------  -------   -----      -------

Balance at June 30, 1995           43    42,106   32,772    (158)    (2,920)  (2,662)   (257)      68,924

Net income                          -         -      939       -          -        -       -          939
Cash dividends ($10.48 per          -   (23,738) (19,411)      -          -      185       -      (42,964)
  share)
Unrealized gains on securities,
  net of taxes of $106              -         -        -     180          -        -       -          180
Issuance of common stock            1       617        -       -          -        -       -          618
  (61,831 shares)
Issuance of treasury stock          -      (622)       -       -      2,920        -       -        2,298
  (229,785 shares)
Tax benefit of stock options        -       505        -       -          -        -       -          505
  exercised
ESOP and MRPs compensation          -       269        -       -          -    2,477     257        3,003
  earned                         ----   -------  -------   -----    -------  -------   -----      -------
Balance at June 30, 1996           44    19,137   14,300      22          -        -       -       33,503

Net income                          -         -    2,325       -          -        -       -        2,325
Cash dividends ($.20 per share)     -         -     (878)      -          -        -       -         (878)
Unrealized gains on securities,
  net of taxes of $50               -         -        -      96          -        -       -           96
                                 ----   -------  -------   -----    -------  -------   -----      -------

Balance at June 30, 1997         $ 44   $19,137  $15,747   $ 118    $     -  $     -   $   -      $35,046
                                 ====   =======  =======   =====    =======  =======   =====      =======

The accompanying notes are an integral part of these consolidated financial statements.

                                       7

                     FIRST SOUTHEAST FINANCIAL CORPORATION
                                AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                                (in thousands)

                                                  Years Ended June 30,
                                          ------------------------------------
                                              1995        1996        1997
                                              ----        ----        ----
Operating activities:
  Net income                               $    3,577  $      939  $    2,325
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation                                  454         418         375
    Provision for loan losses                     180         180         180
    Provision for losses on real estate            21           -           -
    Deferred income taxes (benefit)               (11)       (250)        134
    Gain on sale of equipment                     (25)          -           -
    Amortization of premium on savings             18          13          10
      deposits
    Amortization of fees and discounts on      (1,093)     (1,000)       (424)
      loans
    Loss on sale of securities                     46         891           -
    Gain on sale of mortgage loans                  -          (4)          -
    Net realized gain on real estate              (62)        (15)        (10)
    Amortization of premium on mortgage-
      backed securities                           108         180         131
    Amortization of premiums (discounts)
      on investments                             (215)         26          (4)
    Amortization of unearned ESOP and MRP
      compensation                              1,065       3,003           -
    Increase in accrued interest receivable      (293)        (97)        (48)
    Decrease (increase) in other assets          (416)     (1,033)      1,072
    Increase (decrease) in accrued expenses
      and other liabilities                     1,301       2,401      (1,472)
                                           ----------  ----------  ----------
       Net cash provided by operating
         activities                             4,655       5,652       2,269
                                           ----------  ----------  ----------
Investing activities:
  Net decrease in insured certificates of
    deposit                                     3,479         448       5,579
  Purchase of investment securities held
    to maturity                               (17,930)    (15,000)       (996)
  Maturities of investment securities held
    to maturity                                23,063      12,625       3,000
  Purchase of investment securities available
    for sale                                   (1,358)     (5,000)     (9,981)
  Maturities of investment securities
    available for sale                              -      10,550      16,113
  Proceeds from sale of investment securities
    available for sale                          1,250      34,964           -
  Proceeds from sale of real estate               237         289          67
  Capitalized costs on real estate                 (7)         (2)        (10)
  Purchase of stock subscription rights             -           -        (325)
  Net loan originations                       (22,974)    (24,722)    (31,430)
  Purchase of loans                            (3,250)     (5,000)     (2,412)
  Proceeds from sale of loans                       -         775           -
  Principal payments on mortgage-backed
    securities held to maturity                 4,091       3,036       2,035
  Purchase of mortgage-backed securities
    held to maturity                                -      (7,041)          -
  Purchase of mortgage-backed securities
    available for sale                              -      (5,192)          -
  Principal payments on mortgage-backed
    securities available for sale                   -       1,771       1,145

                                                                   (continued)
                                       8

                     FIRST SOUTHEAST FINANCIAL CORPORATION
                                AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                                (in thousands)

                                                  Years Ended June 30,
                                         ------------------------------------
                                              1995        1996        1997
                                              ----        ----        ----
Investing activities, continued:
  Proceeds from sale of mortgage-backed
    securities available for sale          $        -  $    9,706  $        -
  Purchase of office properties and
    equipment                                    (100)        (43)       (261)
  Proceeds from sale of equipment                  25           -           -
       Net cash provided (used) by         ----------  ----------  ----------
         investing activities                 (13,474)     12,164     (17,476)
                                           ----------  ----------  ----------
Financing activities:
  Net increase (decrease) in deposits           6,479       9,973      (3,444)
  Increase in repurchase agreements                 -       5,000      10,000
  Increase  (decrease) in advance payments
    by borrowers for taxes and insurance          299        (200)        (49)
  Increase (decrease) in mortgage
    servicing payments                           (127)         44         (94)
  Proceeds from FHLB advances                       -           -      10,000
  Repayment of FHLB advances                     (318)     (1,597)          -
  Proceeds from borrowings                          -           -       2,040
  Repayment of borrowings                           -           -      (2,040)
  Proceeds from issuance of common stock
    and treasury stock                              -       2,916           -
  Purchase of treasury stock                   (1,074)          -           -
  Dividends paid                               (1,018)    (42,964)       (878)
                                           ----------  ----------  ----------
       Net cash provided (used) by
          financing activities                  4,241     (26,828)     15,535
                                           ----------  ----------  ----------
       Decrease in cash and cash
          equivalents                          (4,578)     (9,012)        328

Cash and cash equivalents at beginning of
  year                                         26,913      22,335      13,323
                                           ----------  ----------  ----------
Cash and cash equivalents at end of year   $   22,335  $   13,323  $   13,651
                                           ==========  ==========  ==========
Supplemental disclosures of cash flow
  information: Cash paid during the
  period for:
    Interest on deposits and other
      borrowings                           $   11,872  $   14,350  $   14,348
    Income taxes net of refunds                 1,353       1,869         121
                                           ==========  ==========  ==========
  Noncash investing and financing activities:
    Real estate acquired in satisfaction
      of mortgage loans                    $       27  $      118  $      149
    Loan loss reserve charge-offs                  84          44          57
    Unrealized gains on securities, net
      of taxes                                    241         180          96
    Reclassification of mortgage-backed
      securities to mortgage-backed
      securities available for sale                 -      12,749           -
    Reclassification of investment securities
      to securities available for sale              -      39,801           -
    Loans originated for real estate
      owned disposition                            60          36         127
    Transfer from office properties to
      real estate held for sale                   210           -           -
    Tax benefit of stock options exercised          -         505           -
                                           ==========  ==========  ==========
The accompanying notes are an integral part of these consolidated financial statements.

                     FIRST SOUTHEAST FINANCIAL CORPORATION
                               AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                         June 30, 1995, 1996 and 1997
                        (Tabular amounts in thousands)

1.  Summary of Significant Accounting Policies
    ------------------------------------------
    The accounting and reporting policies of First Southeast Financial Corporation (the "Holding Company") and First Federal Savings and Loan Association of Anderson (the "Association") and Subsidiary (collectively referred to as the "Company") conform, in all material respects, to generally accepted accounting principles and to general practices within the savings and loan industry. The following summarize the more significant of these policies and practices.

    Nature of Operations - The Holding Company's only endeavor is its investment in the Association, a federally chartered stock savings and loan association. The Association's principal line of business is originating residential and nonresidential first mortgage loans. The loans are primarily with individuals.

    Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Principles of Consolidation - The consolidated financial statements include the accounts of the Holding Company and its subsidiary, the Association, and the Association's wholly-owned subsidiary, First Master Service Corporation. Intercompany balances and transactions have been eliminated.

    Loans Receivable - Loans receivable are carried at their unpaid principal balance less, where applicable, unearned income, net deferred loan fees, and allowances for losses. Unearned discounts on mortgage loans purchased are amortized to interest income using the level yield interest method over the lives of the underlying loans adjusted for anticipated prepayment rates. Additions to the allowances for losses are based on management's evaluation of the loan portfolio under current economic conditions and such other factors which, in management's judgment, deserve recognition in estimating losses. Interest accrual is discontinued when a loan becomes 90 days delinquent unless, in management's opinion, the loan is well secured and in process of collection. Interest income on impaired loans is recognized on a cash basis.

    Loan Fees - Loan fees result from the origination of mortgage loans. Such fees and certain direct incremental costs related to origination of such loans are deferred ("net deferred loan fees") and reflected as a reduction of the carrying value of mortgage loans. The net deferred loan fees (or costs) are amortized using the interest method over the contractual lives of the loans. Unamortized net deferred loan fees on loans sold prior to maturity are credited to income at the time of sale.

    Investment Securities and Mortgage-Backed Securities - Investment securities and mortgage-backed securities held to maturity are stated at amortized cost since the Company has both the ability and intent to hold such securities to maturity. Premiums and discounts on the investment and mortgage-backed securities are amortized or accreted into income over the contractual terms of the securities using a level yield interest method. Gains and losses on the sale of these securities are calculated based on the specific identification method.

    Investment securities and mortgage-backed securities available for sale are carried at fair value. The Company has identified their holdings in certain debt securities and mortgage-backed securities as securities available for sale. The unrealized holding gains or losses on securities available for sale are excluded from income and reported, net of related income tax effects, as a separate component of stockholders' equity until realized. Gains or losses on sales of securities available for sale are based on average cost method for the mutual funds and specific identification method for all other securities.

    Real Estate - Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure. Subsequent to foreclosure, real estate is recorded at the lower of initial fair value or existing fair value less estimated cost to sell (net realizable value). Real estate properties held for development and resale are carried at the lower of cost, including cost of improvements incurred subsequent to acquisition, or net realizable value. Costs relating to development and improvement of properties are capitalized, whereas costs relating to the holding of property are expensed.

    Valuations are periodically performed by management, and an allowance for losses is established by a charge to income if the carrying value of a property exceeds its estimated net realizable value.

    Office Properties and Equipment - Office properties and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets ranging up to 40 years. The cost of maintenance and repairs is charged to expense as incurred while expenditures which materially increase property lives are capitalized.

    Federal Home Loan Bank Stock - Investment in stock of a Federal Home Loan Bank is required by law of every federally insured savings and loan or savings bank. The investment is carried at cost. No ready market exists for the stock, and it has no quoted market value.

    Income Taxes - The Holding Company and the Association and its subsidiary follow the practice of filing consolidated federal income tax returns. Income taxes are allocated to the Association and subsidiary as though separate returns are being filed. Individual state income tax returns are filed for each company.

    The Company utilizes the liability method of computing income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (SFAS 109). Under the liability method, deferred tax liabilities and assets are established for future tax return effects of temporary differences between the stated value of assets and liabilities for financial reporting purposes and their tax basis adjusted for tax rate changes. The focus is on accruing the appropriate balance sheet deferred tax amount, with the statement of income effect being the result of changes in balance sheet amounts from period to period. Current income tax expense is provided based upon the actual tax liability incurred for tax return purposes.

    Premium on Deposit Acquisitions - The premium on deposit acquisitions is being amortized over the estimated life of the deposits (primarily thirteen years) using an interest method. The amount is included in interest expense on deposits.

    Income Per Share - Income per share is computed by dividing net income by the weighted average number of shares and share equivalents outstanding during the year. Share equivalents include, if applicable, dilutive stock option share equivalents determined using the treasury stock method, ESOP shares, and MRP shares. For the year ended June 30, 1997, no common stock equivalents existed.

    Cash Flow Information - As presented in the consolidated statements of cash flows, cash and cash equivalents include cash on hand and interest-earning deposits in other banks. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

2.  Investment Securities
    ---------------------
    The carrying values and estimated market values of investment securities are summarized as follows:

                                            Gross        Gross      Estimated
                               Amortized   Unrealized  Unrealized   Market
                                 Cost       Gains        Losses     Value
                                 ----       -----        ------     -----

    Held to Maturity:
     June 30, 1996:
      U.S. government and
        agency securities    $ 17,995     $      3      $   (760)  $ 17,238
      Insured certificates
        of deposit              5,679            -             -      5,679
                             --------     --------      --------   --------
                             $ 23,674     $      3      $   (760)  $ 22,917
                             ========     ========      ========   ========
     June 30, 1997:
      U.S. government and
        agency securities    $ 15,992     $      -      $   (362)  $ 15,630
      Insured certificates
        of deposit                100            -             -        100
                             --------     --------      --------   --------
                             $ 16,092     $      -      $   (362)  $ 15,730
                             ========     ========      ========   ========
    Available for Sale:
     June 30, 1996:
      U.S. government and
        agency securities    $ 27,218     $    110      $    (12)  $ 27,316
                             ========     ========      ========   ========

     June 30, 1997:
      U.S. government
        and agency           $ 21,089     $    179      $      -   $ 21,268
                             ========     ========      ========   ========

    The amortized cost and estimated market values of debt securities by contractual maturity are as follows:

                                 Amortized Cost        Estimated Market Value
                               -----------------       ----------------------
                                1996        1997         1996          1997
                                ----        ----         ----          ----
    Held to Maturity:
      Due in one year        $  5,579     $    100      $  5,579   $    100
      Due after one year
        through five years      1,100        1,996         1,079      1,987
      Due after five years
        through ten years       7,995        7,996         7,663      7,830
      Due after ten years       9,000        6,000         8,596      5,813
                             --------     --------      --------   --------
                             $ 23,674     $ 16,092      $ 22,917   $ 15,730
                             ========     ========      ========   ========
    Available for Sale:
     Due in one year         $ 16,114     $  4,499      $ 16,127   $  4,516
     Due after one year
       through five years       6,104        1,608         6,189      1,636
     Due after five years
       through ten years        5,000       14,982         5,000     15,116
                             --------     --------      --------   --------
                             $ 27,218     $ 21,089      $ 27,316   $ 21,268
                             ========     ========      ========   ========

    The Company had approximately $9,000,000 and $17,279,000 of investment securities pledged against deposits and other borrowings at June 30, 1996 and 1997, respectively. There were no investment securities held to maturity sold during the fiscal years 1995, 1996 and 1997.

    For the years ended June 30, 1995 and 1996, proceeds on sales of securities available for sale were approximately $1,250,000 and $34,964,000, with realized losses of approximately $38,000 and $582,000, respectively. There were no investment securities available for sale sold for the year ended June 30, 1997. The net unrealized gains at June 30, 1996 and 1997, of approximately $64,000 and $118,000 are reported as a separate component of stockholders' equity.

    In December 1995, the Company transferred investment securities held to maturity with an amortized cost of approximately $39,801,000 and market value of approximately $40,036,000 to the available for sale category. The transfer was a result of the FASB (Financial Accounting Standards Board) allowing a one-time reallocation of an entity's investment portfolio without penalty.

    The Company had no commitments to purchase investment securities at June 30, 1996 and 1997.

3.  Loans Receivable
    ----------------
    Loans receivable are summarized as follows:
                                                               June 30,
                                                      -----------------------
                                                           1996       1997
                                                           ----       ----
       Real estate first mortgage loans:

        One-to-four-family dwellings                    $ 209,810  $ 237,124
        Construction                                       14,220     12,350
        Commercial real estate                              2,022      2,843
        Other real estate                                     686        904
                                                        ---------  ---------
           Total real estate loans                        226,738    253,221
                                                        ---------  ---------
       Other loans:
        Consumer installment loans                         20,317     22,250
        Commercial loans                                    3,496      6,603
                                                        ---------  ---------
           Total other loans                               23,813     28,853
                                                        ---------  ---------
           Total loans                                    250,551    282,074
                                                        ---------  ---------
       Less:
        Undisbursed portion of loans in process             9,059      6,862
        Unearned discounts on consumer loans                  141        117
        Unearned discounts on loans purchased               1,348        948
        Net deferred loan fees                                433        376
        Allowance for loan losses                           1,233      1,370
                                                        ---------  ---------
                                                           12,214      9,673
                                                        ---------  ---------
                                                        $ 238,337  $ 272,401
                                                        =========  =========

    The Company's primary lending area for the origination of mortgage loans includes parts of six counties in northwestern South Carolina. The Company is also involved with correspondent lenders that broker loans throughout South and North Carolina. The Company limits uninsured loans to 80% of the appraised value of the property securing the loan. Generally, the Company allows loans covered by private mortgage insurance up to 95% of the appraised value of the property securing the loan.

    The general policy is to limit loans on commercial real estate to 75% of the lesser of appraised value or construction cost of the property securing the loan.

    The Company's policy requires that consumer and other installment loans be supported primarily by the borrower's ability to repay the loan and secondarily by the value of the collateral securing the loan, if any.

    Management of the Company believes that its allowances for losses on its loan portfolio are adequate. However, the estimates used by management in determining the adequacy of such allowances are susceptible to significant changes due primarily to changes in economic and market conditions. In addition, various regulatory agencies periodically review the Company's allowance for losses as an integral part of their examination processes. Such agencies may require the Company to recognize additions to the allowances based on their judgments of information available to them at the time of their examinations.

    In accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", no loans in non-homogenous groups were determined to be impaired for the years ended or as of June 30, 1996 and 1997, respectively. Commercial real estate and other loans are included in the non-homogenous group.

    For the loans in homogeneous groups, loans which are contractually past due ninety days or more total approximately $791,000 at June 30, 1996 and $523,000 at June 30, 1997. The amount the Company will ultimately realize from these loans could differ materially from their carrying value because of unanticipated future developments affecting the underlying collateral or the borrower's ability to repay the loans. If collection efforts are unsuccessful, these loans will be subject to foreclosure proceedings in the ordinary course of business. Management believes that the Company has adequate collateral on these loans and that the Company will not incur material losses in the event of foreclosure.

    The changes in the allowance for loan losses are summarized as follows:

                                                         June 30,
                                            ----------------------------------
                                                1995       1996       1997
                                                ----       ----       ----

       Beginning balance                     $     914  $   1,062  $   1,233
       Provision charged to income                 180        180        180
       Recoveries                                   52         35         14
       Charge-offs                                 (84)       (44)       (57)
                                             ---------  ---------  ---------
       Ending balance                        $   1,062  $   1,233  $   1,370
                                             =========  =========  =========

    Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans are approximately $4,286,000, $3,646,000 and $3,238,000 at June 30, 1995,
    1996 and 1997, respectively.

    Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $45,000, $28,000 and $26,000 at June 30, 1995, 1996 and 1997, respectively.

4.  Mortgage-Backed Securities
    --------------------------
    Mortgage-backed securities are summarized as follows:

                                              Gross       Gross     Estimated
                                Amortized  Unrealized  Unrealized    Market
                                  Cost       Gains       Losses      Value
                                  ----       -----       ------      -----
       Held to maturity:
        June 30, 1996:
          FHLMC Certificates   $    2,839  $        1  $      (14) $    2,826
          FNMA Certificates         4,368           -        (240)      4,128
          GNMA Certificates         4,301         -           (38)      4,263
                               ----------  ----------  ----------  ----------
                               $   11,508  $        1  $     (292) $   11,217
                               ==========  ==========  ==========  ==========
        June 30, 1997:
          FHLMC Certificates   $    2,386  $       37    $      -  $    2,423
          FNMA Certificates         3,454           -        (117)      3,337
          GNMA Certificates         3,552          26         -         3,578
                               ----------  ----------  ----------  ----------
                               $    9,392  $       63  $     (117) $    9,338
                               ==========  ==========  ==========  ==========
       Available for sale:
        June 30, 1996:
          FHLMC Certificates   $      910  $       21    $      -  $      931
          FNMA Certificates           582          14           -         596
          GNMA Certificates         4,663         -          (100)      4,563
                               ----------  ----------  ----------  ----------
                               $    6,155  $       35  $     (100) $    6,090
                               ==========  ==========  ==========  ==========
        June 30, 1997:
          FHLMC Certificates   $      689  $       11    $      -  $      700
          FNMA Certificates           420           6           -         426
          GNMA Certificates         3,851         -           (17)      3,834
                               ----------  ----------  ----------  ----------
                               $    4,960  $       17  $      (17) $    4,960
                               ==========  ==========  ==========  ==========

    Although mortgage-backed securities are initially issued with a stated maturity date, the underlying mortgage collateral may be prepaid by the mortgagee and, therefore, such securities may not reach their maturity date.

    The Company had no sales of mortgage-backed securities held to maturity during the years ended June 30, 1995, 1996 and 1997. Mortgage-backed securities pledged were approximately $4 million and $.5 million at June 30, 1996 and 1997, respectively.

    There were no mortgage-backed securities available for sale sold for the years ended June 30, 1995 and 1997. For the year ended June 30, 1996, proceeds on sales of mortgage-backed securities available for sale were approximately $9,706,000, with realized losses of approximately $309,000. The net unrealized loss at June 30, 1996, of approximately $42,000 is reported as a separate component of stockholders' equity.

    In December 1995, the Company transferred mortgage-backed securities held to maturity with an amortized cost of approximately $12,749,000 and market value of approximately $12,610,000 to the available for sale category. The transfer was a result of the FASB allowing a one-time reallocation of an entity's investment portfolio without penalty.

5.  Real Estate
    -----------
    Real estate is summarized as follows:
                                                               June 30,
                                                       -----------------------
                                                           1996       1997
                                                           ----       ----

       Real estate acquired on settlement of loans      $      25  $      -
       Real estate acquired for development, rental
         and sale                                             984        984

                                                        ---------  ---------
                                                            1,009        984
       Less:
        Accumulated depreciation                              218        233
                                                        ---------  ---------
                                                        $     791  $     751
                                                        =========  =========

    Real estate acquired for development, rental and sale consists of:

                                                               June 30,
                                                       -----------------------
                                                           1996       1997
                                                           ----       ----

       Commercial buildings                             $     350  $     350
       Improved land                                           46         46
       Unimproved land                                        588        588
                                                        ---------  ---------
                                                        $     984  $     984
                                                        =========  =========

    Real estate acquired for development, rental and sale includes the Association's subsidiary's investment in commercial rental property located in Anderson, South Carolina. The subsidiary recognized income from this property of approximately $88,000, $86,000 and $86,000 during the years ended June 30, 1995, 1996 and 1997, respectively.

    In 1995, the Company reclassified improved land and a building of approximately $210,000 from office properties and equipment to real estate. This property consisted of a former branch office which was no longer used in operations. The property was sold in 1996, with proceeds on sale of approximately $164,000, resulting in a realized loss of approximately $23,000.

    The changes in the allowance for losses on real estate acquired in settlement of loans is summarized as follows:

                                                1995       1996       1997
                                                ----       ----       ----

       Beginning balance                     $      12  $      21    $     -
       Provision charged to income                  21          -          -
       Charge-offs                                 (12)       (21)         -
                                             ---------  ---------    -------

       Ending balance                        $      21  $       -    $     -
                                             =========  =========    =======

6.  Office Properties and Equipment
    -------------------------------
    Office properties and equipment are summarized as follows:

                                                               June 30,
                                                       -----------------------
                                                           1996       1997
                                                           ----       ----

       Land and improvements                            $   1,591  $   1,591
       Buildings                                            5,660      5,742
       Furniture, fixtures and equipment                    3,348      3,374
       Construction in progress                                -         152
                                                        ---------  ---------
                                                           10,599     10,859
       Less accumulated depreciation                        6,218      6,577
                                                        ---------  ---------
                                                        $   4,381  $   4,282
                                                        =========  =========

7.  Interest Receivable
    -------------------
    Interest receivable is summarized as follows:

                                                               June 30,
                                                       -----------------------
                                                           1996       1997
                                                           ----       ----

       Investments                                      $     835  $     750
       Loans receivable                                     1,330      1,485
       Mortgage-backed securities                             129        107
                                                        ---------  ---------
                                                        $   2,294  $   2,342
                                                        =========  =========

8.  Deposits
    --------
    Deposit account balances are summarized as follows:

                                                               June 30,
                                                       -----------------------
                                                           1996       1997
                                                           ----       ----
       NOW deposits at 1.87% and 1.19% at June 30,
       1996 and 1997 (including non-interest bearing
       accounts of $1,577 and $2,782, respectively)     $  21,424  $  22,815

       Money Market deposits with weighted average
       rates of 3.23% and 3.05% at June 30, 1996 and
       1997, respectively                                  15,574     13,108

       Passbook deposits at 2.47% at June 30, 1996 and
       1997                                                27,470     26,633

       Fixed rate certificates with weighted average
       rates of 5.62% and 5.65% at June 30, 1996 and
       1997, respectively                                 223,767    222,235

       Less premium on deposits acquired                      (18)        (8)
                                                        ---------  ---------
       Total deposits                                   $ 288,217  $ 284,783
                                                        =========  =========
       Weighted average cost of deposits                    4.91%      4.88%
                                                            ====       ====

    Contractual maturities of certificate accounts are summarized as follows:

                                                               June 30,
                                                       -----------------------
                                                           1996       1997
                                                           ----       ----
       12 months or less                                $ 164,736  $ 191,934
       Over 12 months                                      59,031     30,301
                                                        ---------  ---------
                                                        $ 223,767  $ 222,235
                                                        =========  =========

    The Company had deposit accounts in amounts of $100,000 or more of approximately $38 million and $33 million at June 30, 1996 and 1997, respectively.

9.  Securities Sold Under Agreement to Repurchase
    ---------------------------------------------
    The securities sold under reverse repurchase agreements were delivered to safekeeping with an independent third-party on the Company's behalf. The underlying collateral consists of various government and agency securities. The broker-dealers have agreed to resell to the Company the identical securities at the maturity of the agreements. The agreements contain provisions for maturity every 90 days, with final maturities through January 1999.

    Information concerning the securities sold under agreement to repurchase is summarized as follows:

                                                              June 30,
                                                      ------------------------
                                                           1996        1997
                                                           ----        ----
    Average balance during the year (monthly basis)     $     417   $  12,083
    Average interest rate                                    6.41%       6.27%
    Maximum month-end balance during the year           $   5,000   $  15,000

    Investment securities underlying the agreements
    at year-end:
    Carrying value (including accrued interest)         $   5,000   $  15,298
    Estimated fair value                                $   5,000   $  15,432
                                                        =========   =========
10. Advances from the Federal Home Loan Bank
    ----------------------------------------
    Advances from the Federal Home Loan Bank are summarized as follows:

                                                               June 30,
                                                       -----------------------
        Interest Rate                      Maturity        1996        1997
        -------------                        Date          ----        ----
                                             ----
         5.87                              June 2002    $      -    $   10,000
                                                        ========    ==========

    The Federal Home Loan Bank stock and mortgage loans receivable were pledged as collateral for these advances.

11. Compensation Benefit Agreements
    -------------------------------
    Effective January 9, 1996, the Association established unfunded nonqualified compensation agreements with its directors providing for fixed benefits for life. The benefits are payable to those directors beginning the month following retirement from the Board or, in the event of their death prior to retirement, to their designated beneficiary for a five year period. The liability for the benefits has been accrued at the balance sheet date at the net present value of the expected future benefits. Annual expense is based on the increase in the net present value of expected future benefits. The expense before income tax effect associated with these agreements was approximately $46,000 for the year ending June 30, 1996. No additional expense was recognized for the year ended June 30, 1997.

12. Income Taxes
    ------------
    Income tax expense (benefit) is summarized as follows:

                                                   Years Ended June 30,
                                           -----------------------------------
                                               1995        1996        1997
                                               ----        ----        ----

       Current                              $   1,919   $   1,271   $   1,190
       Deferred                                   (11)       (250)        134
                                            ---------   ---------   ---------
           Total                            $   1,908   $   1,021   $   1,324
                                            =========   =========   =========

    The differences between actual income tax expense and the amount computed by applying the federal statutory income tax rate of 34% to income before income taxes and cumulative effect adjustment are reconciled as follows:

                                                   Years Ended June 30,
                                            ----------------------------------
                                               1995        1996        1997
                                               ----        ----        ----

       Computed income tax expense          $   1,865   $     666   $   1,241
       Increase (decrease) resulting from:
        State income tax, net of federal
          benefit                                  49           -          57
        Nondeductible ESOP compensation
          expense                                   -         341           -
        Other                                      (6)         14          26
                                            ---------   ---------   ---------
       Actual income tax expense            $   1,908   $   1,021   $   1,324
                                            =========   =========   =========

    Net deferred tax assets (liabilities) are included in other assets or income taxes payable in the accompanying consolidated balance sheets. The components of net deferred tax assets (liabilities) are as follows:

                                                               June 30,
                                                        ----------------------
                                                           1996        1997
                                                           ----        ----
       Deferred tax assets:
        Bad debt reserves                                 $     -   $     476
        Loan origination fees                                  67           -
        Deferred compensation and benefit deductions          272         243
        Carryforward of capital losses                        234         234
        State net operating loss                               56          56
        Tax credits                                           124           -
        Other                                                  31          47
        Valuation allowance                                     -           -
                                                        ---------   ---------
                                                              784       1,056
       Deferred tax liabilities:
        Bad debt reserves                                     277           -
        Bad debt recapture adjustment                           -         784
        Excess tax depreciation                               112         100
        FHLB stock dividends                                  315         315
        Unrealized gains on securities available
          for sale                                             11          61
        Loan origination fees                                   -           6
                                                        ---------   ---------
                                                              715       1,266
                                                        ---------   ---------
           Net deferred tax asset (liability)           $      69   $    (210)
                                                        =========   =========

    The Association's annual addition to its reserve for bad debts allowed under the Internal Revenue Code may differ significantly from the bad debt experience used for financial statement purposes. Such bad debt deductions for income tax purposes are included in taxable income of later years only if the bad debt reserves are used for purposes other than to absorb bad debt losses. Since the Association does not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes have been provided on the amount of bad debt reserves for tax purposes that arose in tax years beginning before December 31, 1987, in accordance with SFAS No.
    109. Therefore, retained income at June 30, 1996 and 1997, includes approximately $7.8 million, representing such bad debt deductions for which no deferred income taxes have been provided.

    With the repeal of the reserve method of accounting for thrift bad debt reserves for tax year beginning after December 31, 1995, the Association will have to recapture into taxable income its post-1987 excess reserves over a six-year period. The Association currently meets a recapture provision which allows it to delay the start of the recapture period due to loan origination volume. The amount of the post-1987 excess is approximately $2,066,000. Since the tax effect of this excess had been previously recorded as deferred income taxes, the Association will have no material impact on its results of operations when it begins recapture of the excess reserves.

13. Stockholders' Equity
    --------------------
    At the time of its conversion to a stock association, the Association established a liquidation account in an amount equal to its total retained income as of June 30, 1993. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Association after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders reduce their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualified balances for accounts then held.

    Subsequent to the conversion, the Association may not declare or pay cash dividends on or repurchase any of its shares of common stock, if the effect would cause stockholders' equity to be reduced below the amount required for the liquidation account, applicable regulatory capital maintenance requirements, or if such declaration and payment would otherwise violate regulatory requirements.

    Unlike the Association, the Company is not subject to these regulatory restrictions on payment of dividends to its stockholders. However, the source of future dividends may be dependent upon dividends from the Association. On June 17, 1996, the Board of Directors of the Holding Company authorized a one-time special cash dividend of $10 per share to be paid on June 27, 1996, to stockholders of record on June 21, 1996. The Company's earnings for the fourth quarter were substantially reduced due to losses that were recognized upon the liquidation of securities to fund the cash dividend as well as the recognition of the remaining unearned ESOP compensation. The ESOP expense recognition was accelerated because the special dividend payment on unallocated shares provided sufficient funds for the ESOP to repay its outstanding debt obligation and release the remaining unallocated shares. The Association received Office of Thrift Supervision approval to provide $19.5 million of dividends to the Holding Company to partially fund the one-time special dividend.

14. Regulatory Matters
    ------------------
    The Association is subject to various regulatory capital requirements administered by the Office of Thrift Supervision (OTS). Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets,liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to adjusted total assets (as defined), and of risk-based capital (as defined) to risk-weighted assets (as defined). Management believes, as of June 30, 1997, that the Association meets all capital adequacy requirements to which it is subject.

    As of June 30, 1997, the most recent notification from the OTS categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Association must maintain minimum total tangible, core, and risk-based ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Association's actual capital amounts and ratios are also presented in the table (in thousands) and assumed no additional deductions from capital for interest-rate risk.

                                                                To Be Well
                                              For Capital    Capitalized Under
                                               Adequacy      Prompt Corrective
                              Actual           Purposes      Action Provisions
                        ------------------  ---------------  -----------------
                        Amount      Ratio   Amount    Ratio  Amount      Ratio
                        ------      -----   ------    -----  ------      -----
As of June 30, 1997:
 Tangible Capital
  (to adjusted
  total assets)        $33,801     9.7%    $ 5,227    >1.5%  $ 17,422     >5%
                                                      -                   -
 Core Capital (to
  adjusted total
  assets)              $33,801     9.7%    $10,454    >3.0%  $ 17,422     >5%
                                                      -                   -
 Risk-Based (to
  risk-weighted
  assets               $35,171    20.3%    $13,857    >8.0%  $ 17,321    >10%
                                                      -                  -
As of June 30, 1996:
 Tangible Capital (to
  adjusted total
  assets)              $33,470    10.5%    $ 4,794    >1.5%  $ 15,980     >5%
                                                      -                   -
 Core Capital (to
  adjusted total
  assets)              $33,470    10.5%    $ 9,588    >3.0%  $ 15,980     >5%
                                                      -                   -
 Risk-Based (to
  risk-weighted
  assets)              $34,686    22.7%    $12,203    >8.0%  $ 15,254    >10%
                                                      -                  -

15. Stock Option Plans
    ------------------
    The Holding Company's 1993 stock option plan provides for the benefit of directors, officers, and other key employees. The number of shares of common stock reserved for issuance under the stock option plan was equal to approximately 10% of the total number of common shares issued pursuant to the Company's offering. The plan provides for incentive options for officers and employees and non-incentive options for directors. The plan is administered by a committee of three directors appointed by the board of directors. The option exercise price cannot be less than the fair value of the underlying common stock as the date of the option grant, and the maximum option term cannot exceed ten years. The number of shares of common stock authorized under the stock option and incentive plan is 416,000, and 291,616 were granted in October 1993 at an exercise price of $10. No options were granted in 1995, 1996, or 1997 and granted options were exercised in the 1996 fiscal year. The non-incentive options exercised in 1996 provided the Holding Company with a tax deduction of approximately $1.3 million, which consisted of the excess of the fair market value over the exercise price. The tax benefit of that deduction of approximately $505,000 was credited to stockholders' equity in 1996. There were 124,384 options available for granting at June 30, 1996 and 1997.

    Upon adoption of Statement of Accounting Standards No. 123 (SFAS No.
    123), "Accounting for Stock-Based Compensation", the Association elected to measure compensation cost using APB Opinion No. 25, "Accounting for Stock Issued to Employees". The Association made no grants of stock options during the years ended June 30, 1995, 1996, and 1997, and therefore no proforma disclosures are required as prescribed by SFAS No. 123.

16. Pension Plan
    ------------
    The Association maintains a Defined Contribution Money Purchase Pension Plan to supplement its Profit Sharing and Employee Savings Plans. Under this plan, the Board authorized an annual contribution of 3.5% of eligible salaries. Eligible employees are the same as those defined in the Profit Sharing and Employee Savings Plan. The expense for this plan was approximately $79,000, $76,000 and $84,000 for the years ending June 30, 1995, 1996 and 1997, respectively.

17. Profit Sharing and Employee Savings Plans
    -----------------------------------------
    The Association established a qualifying noncontributory profit sharing plan covering substantially all employees who have completed one year of service and have attained the age of twenty-one. All employer contributions, as determined by the Board of Directors, are irrevocable and the Association has reserved the right of amendment and termination of the plan. No contributions were made to the plan for the years ended June 30, 1995, 1996 and 1997, respectively. Certain officers and other eligible employees are covered by a non-qualified plan. The expense recognized under this plan was $58,000 for the years ended June 30, 1995 and 1996, respectively. No expense was recognized for the year ended June 30, 1997.

    The Association also sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all full-time employees who have completed one year of service and have attained the age of twenty-one. Employees may contribute a percentage of their annual gross salary as limited by the federal tax laws. The Association matches employee contributions based on the plan guidelines. The amount charged against income was $68,000 $84,000 and $124,000 for the years ended June 30, 1995, 1996 and 1997, respectively.

18. Employee Stock Ownership Plan (ESOP)
    ------------------------------------
    For the year ending June 30, 1995, the total contribution to the ESOP used to fund principal and interest payments on the ESOP debt totaled approximately $505,000. For the years ending June 30, 1996 and 1997, the Association was not required to make any contributions to the ESOP Plan for debt service due to the debt being repaid in June 1996 as a result of the special dividend as discussed in Note 13.

    For the years ending June 30, 1995 and 1996, compensation from the ESOP of approximately $490,000 and $2,745,000 was expensed, respectively. No compensation expense was recognized in 1997 since all ESOP shares had been allocated. Compensation was recognized at the average fair value of the ratably released shares during the accounting period as the employees performed services. The ESOP used dividends on allocated and unallocated shares, as determined by plan administrators, to pay off debt and accrued interest. Additional compensation expense of approximately $1,967,000 was recognized in 1996 because of the accelerated debt repayment by the ESOP Plan as disclosed in Note 13.

    For the purpose of computing earnings per share, all ESOP shares committed to be released have been considered outstanding. All shares were released by June 30, 1996.

19. Management Development and Recognition Plans
    --------------------------------------------
    The Association has established four management development and recognition plans ("MRPs") which purchased 166,400 shares of common stock. The Association contributed $1.7 million to fund the purchase of the MRP shares. The shares were awarded to certain officers and directors of the Association who began vesting on January 1, 1994, and were fully vested on January 1, 1996. Compensation expense in the amount of the fair value of the common stock at the date of grant to the officer or director was recognized during the periods the participants become vested. For the years ending June 30, 1995 and 1996, approximately $575,000 and $257,000 of compensation expense has been recognized, respectively. All of the shares were vested as of June 30, 1996, and therefore no expense was recognized in 1997.

20. Employment and Change of Control Agreements
    -------------------------------------------
    The Association and the Holding Company entered into employment agreements with certain key officers. The employment agreements provide for three-year terms. Commencing on the first anniversary date and continuing each anniversary date thereafter, the respective boards of directors may extend the agreements for an additional year so that the remaining terms shall be three years, unless written notice of termination of the agreement is given by the executive officer. The agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the employers. Severance payments also will be provided on a similar basis in connection with voluntary termination of employment where, subsequent to a change in control, officers are assigned duties inconsistent with their positions, duties, responsibilities and status immediately prior to such change in control. The severance payments will equal 2.99 times the executive officer's average annual compensation during the preceding five years. The employment agreements provide for termination by the Association or the Holding Company for just cause at any time. The Company has not accrued any benefits under these postemployment agreements.

21. Commitments
    -----------
    The Company had outstanding commitments to originate mortgage loans of approximately $3,600,000 and $4,250,000 at June 30, 1996 and 1997,
    respectively. The commitments to originate mortgage loans at June 30, 1996, were composed of variable-rate loans of $3,240,000 and fixed-rate loans of $360,000. The fixed-rate loans had interest rates ranging from 7.75% to 7.875% and terms ranging from 10 to 15 years. The commitments to originate mortgage loans at June 30, 1997, were composed of variable-rate loans of $3,870,000 and fixed-rate loans of $380,000. The fixed-rate loans had interest rates ranging from 7.50% to 8.25% and terms ranging from 15 to 30 years.

    The Company has executed construction contracts and committed to spend approximately $720,000 on building branches in leased space. The Company executed related long-term lease agreements with commencement dates beginning after June 30, 1997. The leases require one-time advance payments of approximately $165,000, exclusive of annual rental payments of $75,000.

22. Financial Instruments with Off-Balance-Sheet Risk
    -------------------------------------------------
    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and lines of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and lines of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance- sheet instruments.

    Financial instruments, the contract amounts of which represent credit risk for lines of credit, totaled approximately $14.1 million at June 30, 1997.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral may include accounts receivable, inventory, stocks, property, plant, and equipment, income-producing commercial properties, and first and second mortgages on single family residences.

    The undisbursed advances on customer lines of credit were approximately $7.8 million at June 30, 1997. The Company does not anticipate any losses as a result of these transactions.

23. Deposit Insurance Premiums
    --------------------------
    The Association recorded an expense in 1997 for the one-time special assessment levied by the omnibus appropriation bill to recapitalize the Savings Association Insurance Fund (SAIF). The special assessment for deposit insurance premiums of approximately $1,792,000 has been reflected in income for the year ending June 30, 1997, with an after tax impact on net income of approximately $1,183,000. Effective January 1, 1997, the Association began paying reduced premium assessments in accordance with the new SAIF assessment schedule.

24. Financial Instruments
    ---------------------
    The approximate stated and estimated fair value of financial instruments are summarized below (in thousands of dollars):

                                                    June 30,
                                  --------------------------------------------
                                          1996                    1997
                                  ---------------------    -------------------
                                  Stated     Estimated     Stated   Estimated
                                  Amount     Fair Value    Amount   Fair Value
                                  ------     ----------    ------   ----------
     Financial assets:

       Cash                       $  13,323  $  13,323    $  13,651  $  13,651
       Investment securities         50,990     50,233       37,360     36,998
       Loans receivable, net        238,337    239,147      272,401    270,794
       Mortgage-backed securities    17,598     17,307       14,352     14,298
       Federal Home Loan Bank
        stock                         2,691      2,691        2,691      2,691
       Other assets                   2,294      2,294        2,342      2,342
                                  ---------  ---------    ---------  ---------
                                  $ 325,233  $ 324,995    $ 342,797  $ 340,774
                                  =========  =========    =========  =========
     Financial liabilities:
       Deposits:
        Demand accounts           $  64,468  $  64,468    $  62,556  $  62,556
        Certificate accounts        223,749    224,774      222,227    222,077
       Reverse repurchase
        agreement                     5,000      5,000       15,000     14,916
       Advances from Federal
        Home Loan Bank                    -          -       10,000     10,000
       Other liabilities              1,764      1,764        1,784      1,784
                                  ---------  ---------    ---------  ---------
                                  $ 294,981  $ 296,006    $ 311,567  $ 311,333
                                  =========  =========    =========  =========

    The Company had off-balance sheet financial commitments, which include approximately $12.1 million of commitments to originate and fund loans and unused consumer lines and letters of credit. Since these commitments are based on current market rates, the commitment amount is considered to be a reasonable estimate of fair market value.

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Cash - The carrying amount of such instruments is deemed to be a reasonable estimate of fair value.

    Investments - Fair values for investment securities are based on quoted market prices.

    Loans - Fair values for loans held for investment are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using interest rates currently being offered for loans with similar terms, reduced by an estimate of credit losses inherent in the portfolio. A prepayment assumption is used as an estimate of the portion of loans that will be repaid prior to their scheduled maturity.

    Federal Home Loan Bank Stock - No ready market exists for this stock and it has no quoted market value. However, redemption of this stock has historically been at par value. Accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

    Deposits - The fair values disclosed for demand deposits are, as required by SFAS 107, equal to the amounts payable on demand at the reporting date (i.e., their stated amounts). The fair value of certificates of deposit are estimated by discounting the amounts payable at the certificate rates using the rates currently offered for deposits of similar remaining maturities.

    Securities Sold with Agreement to Repurchase - The estimated fair value of this short-term debt is based on discounting amounts payable at the contractual rates using current market rates for debt with a similar maturity.

    Advances from the FHLB - The estimated fair value of advances from the FHLB is based on discounting amounts payable at contractual rates using current market rates for advances with similar maturities.

    Other Assets and Other Liabilities - Other assets represent accrued interest receivable; other liabilities represent advances from borrowers for taxes and insurance and accrued interest payable. Since these financial instruments will typically be received or paid within three months, the carrying amounts of such instruments are deemed to be a reasonable estimate of fair value.

    Fair value estimates are made at a specific point of time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the Company's entire holdings of a particular financial instrument. Because no active market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, current interest rates and prepayment trends, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in any of these assumptions used in calculating fair value also would affect significantly the estimates. Further, the fair value estimates were calculated as of June 30, 1996 and 1997. Changes in market interest rates and prepayment assumptions could change significantly the estimated fair value.
                                       25

    Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has significant assets and liabilities that are not considered financial assets or liabilities including deposit franchise value, loan servicing portfolio, real estate, deferred tax liabilities, and office properties and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

25. Condensed Parent Company Only Financial Statements
    --------------------------------------------------
    The following condensed balance sheets as of June 30, 1996 and 1997, and condensed statements of income and cash flows for the years ended June 30, 1995, 1996, and 1997 for First Southeast Financial Corporation should be read in conjunction with the consolidated financial statements and the notes thereto.

       Parent Company Only                                     June 30,
                                                       -----------------------
       Balance Sheets (in thousands)                       1996       1997
                                                           ----       ----
       Assets:
        Cash and due from banks                         $       5  $      30
        Equity in net assets of Association                34,274     34,678
        Other                                                 785        424
                                                        ---------  ---------
           Total assets                                 $  35,064  $  35,132
                                                        =========  =========
       Liabilities:
        Accrued liabilities                             $   1,561  $      86
                                                        ---------  ---------
       Stockholders' equity:
        Common stockholders' equity                        33,503     35,046
                                                        ---------  ---------
           Total liabilities and stockholders' equity   $  35,064  $  35,132
                                                        =========  =========

       Parent Company Only                         Year Ending June 30,
                                            ----------------------------------
       Statements of Income (in thousands)      1995       1996       1997
                                                ----       ----       ----

       Equity in earnings of Association     $   2,971  $     901  $   2,583
       Interest income                           1,145        906          -
       Loss on sale of investment securities       (11)      (593)         -
       Other expense                              (183)      (259)      (391)
       Income tax (expense) benefit               (345)       (16)       133
                                             ---------  ---------  ---------
           Net income                        $   3,577  $     939  $   2,325
                                             =========  =========  =========

    The Association subsidiary paid the parent company cash dividends of $1,100,000, $21,470,000 and $2,275,000 during the years ending June 30,
    1995, 1996 and 1997, respectively.

       Parent Company Only                        Year Ending June 30,
                                            ----------------------------------
       Statements of Cash Flows (in            1995       1996        1997
        thousands)                             ----       ----        ----

       Operating activities:
        Net income                           $  3,577   $    939    $  2,325
        Adjustments to reconcile net
          income to net cash provided
          by operating activities:
         Undistributed equity earnings of
           Association                         (2,971)      (901)     (2,583)
         Distribution of equity earnings
           of Association                       1,100      5,140       2,275
         Realized losses on securities             11        593           -
         Amortization of premiums on
           mortgage-backed securities              49         38           -
          Deferred income tax benefit             (11)      (219)          -
          (Increase) decrease in interest
            receivable                            (12)        65           -
          Decrease in other assets                  -         54         361
          Increase (decrease) in accrued
            liabilities                          (177)     1,549      (1,475)
           Net cash  provided by  operating
              activities                        1,566      7,258         903
                                             --------   --------    --------
       Investing activities:
        Principal repayment by ESOP               333      2,662           -
        Purchase of investment securities      (1,621)         -           -
        Proceeds from sale of investment
          securities                              250      8,498           -
        Principal payments on mortgage-
          backed securities                     1,597      1,606           -
        Proceeds from sale of mortgage-
          backed securities                         -      6,430           -
        Return of capital from Association          -     16,330           -
                                             --------   --------    --------
           Net cash provided by investing
             activities                           559     35,526           -
                                             --------   --------    --------
       Financing activities:
        Proceeds from issuance of common
          stock and treasury stock                  -      2,916           -
        Purchase of treasury stock             (1,074)         -           -
        Dividends paid                         (1,018)   (45,729)       (878)
           Net cash used by financing        --------   --------    --------
             activities                        (2,092)   (42,813)       (878)
                                             --------   --------    --------
       Net increase (decrease) in cash             33        (29)         25

       Cash at beginning of year                    1         34           5
                                             --------   --------    --------
       Cash at end of year                   $     34   $      5    $     30
                                             ========   ========    ========
       Supplemental disclosures:
       ------------------------
       Cash paid during the period for
         income taxes                        $    532   $    306    $      -
                                             ========   ========    ========
       Non-cash investing and financing activities:
        Transfer of investment securities
          from held to maturity to available
          for sale                           $      -   $  1,000    $      -
        Transfer of mortgage-backed
          securities from held to maturity
          to available for sale                     -      6,681           -
        Tax benefit from stock options
          exercised                                 -        505           -
        Unrealized gains on securities,
          net of taxes                            241        180          96

26. First Southeast Financial Corporation and Subsidiary Quarterly Results of Operations (unaudited)
    --------------------------------------------------------------------------
                            (In thousands)

                  Year Ended June 30, 1996        Year Ended June 30, 1997
              -------------------------------  -------------------------------
                1st     2nd     3rd     4th      1st     2nd     3rd    4th
              Quarter Quarter Quarter Quarter  Quarter Quarter Quarter Quarter
              ------- ------- ------- -------  ------- ------- ------- -------
Interest
 income       $6,419  $6,454  $6,442 $ 6,462   $6,209  $6,122  $6,232  $6,375

Interest
 expense       3,622   3,641   3,573   3,521    3,652   3,560   3,572   3,633
              ------  ------  ------ -------   ------  ------  ------  ------
Net interest
 income        2,797   2,813   2,869   2,941    2,557   2,562   2,660   2,742

Provision
 for loan
 losses           45      45      45      45       45      45      45      45
              ------  ------  ------ -------   ------  ------  ------  ------
Net interest
 income after
 provision for
 loan losses   2,752   2,768   2,824   2,896    2,512   2,517   2,615   2,697

Noninterest
 income          244     244     251    (629)     310     294     297     280

Noninterest
 expense       1,835   1,941   1,809   3,805    3,346   1,537   1,474   1,516
              ------  ------  ------ -------   ------  ------  ------  ------
Income (loss)
 before income
 tax expense   1,161   1,071   1,266  (1,538)    (524)  1,274   1,438   1,461

Income tax
 expense
 (benefit)       405     344     446    (174)    (230)    476     539     539
              ------  ------  ------ -------   ------  ------  ------  ------
Net income
 (loss)       $  756  $  727  $  820 $(1,364)  $ (294) $  798  $  899  $  922
              ======  ======  ====== =======   ======  ======  ======  ======

    Fourth quarter 1996 results include additional expense of approximately $1,967,000 related to ESOP compensation that was recognized upon the release of the remaining unallocated shares due to ESOP debt repayment. Realized losses on securities of $891,000 were recognized upon the liquidation of investments to fund the Holding Company's special dividend of $10 per share. First quarter 1997 results reflect the special SAIF assessment, net of tax, of approximately $1,183,000.

27. Subsequent Event
    ----------------
    The Company announced on July 1, 1997, its signing of a definitive agreement by which the Company will merge with a commercial bank. Under the agreement, the Company's shareholders will receive one share of the commercial bank's common stock subject to an exchange ratio as defined in the merger agreement. The completion of the transaction is subject to regulatory and shareholder approval of the reorganization agreement.

    The pending change in control, when approved and consummated, would result in the payment of certain employee severance benefits, the payment of employment contract settlements, and the acceleration of certain benefit payments from nonqualified retirement plans. At June 30, 1997, the Company has not accrued any liabilities with regard to these potential benefit payments that would only result upon approval and completion of the merger.

              Unaudited Pro Forma Combined Condensed Balance Sheet


                                                        September 30, 1997
                                                 --------------------------------       Purchase
                                                                      First            Accounting              Pro Forma
                                                     CFC            Southeast         Adjustments               Combined
                                                 --------------- ----------------  -------------------      -----------------
Assets:                                                 (Dollars in thousands, except share data and footnotes)

     Cash and due from banks                            $64,674           $5,081             ($329)(a)            $69,426
     Interest-earning deposits                           20,602            8,762                --                 29,364
     Investment securities                              273,354           53,045              (207)(b)            326,192
     Loans                                            1,318,366          290,072             1,220 (c)          1,609,658
          Less unearned income                          (12,754)         (13,340)               --                (26,094)
          Less allowance for loan losses                (13,925)          (1,389)               --                (15,314)
                                                        --------          -------           ------               --------
              Net loans                               1,291,687          275,343             1,220              1,568,250
     Premises and equipment                              31,501            4,468               447 (d)             36,416
     Intangible assets                                   12,408               --            38,410 (e)             50,818
     Other assets                                        68,448            3,339               500 (d)             72,287
                                                         ------            -----           -------               ------
                        Total assets                 $1,762,674         $350,038           $40,041             $2,152,753
                                                     ==========         ========           =======             ==========

Liabilities and Shareholders' equity:
     Liabilities
          Deposits
               Noninterest-bearing                     $187,817         $276,092            $   --               $463,909
                Interest-bearing                      1,208,985            8,762                --              1,217,747
                                                      ---------            -----           -------              ---------
                Total deposits                        1,396,802          284,854                --              1,681,656
          Borrowed funds                                219,694           25,000                --                244,694
          Other liabilities                              21,677            4,206             1,921 (f)             31,156
                                                         ------            -----                                   ------
                                                                                             1,164 (g)
                                                                                             1,438 (h)
                                                                                               750 (i)
                        Total liabilities             1,638,173          314,060             5,273              1,957,506
                                                      ---------          -------             -----              ---------

     Total shareholders' equity                         124,501           35,978              (750)(i)            195,247
                                                        -------           ------            35,518 (j)            -------
                                                                                           -------
     Total liabilities and shareholders' equity      $1,762,674         $350,038           $40,041             $2,152,753
                                                     ==========         ========           =======             ==========

(a)  To record the payment of transaction fees.
(b) To adjust the investment securities of First Southeast to estimated market value.
(c) To adjust the loan portfolio of First Southeast to estimated market value.
(d) To adjust the fixed assets and property of First Southeast to estimated market value.
(e) To record the excess cost of acquisition over the estimated market value of the net assets acquired (goodwill of $32,713,000) and the core deposit premium ($5,697,000).
(f) To adjust the deferred tax liabilities as a result of the purchase accounting adjustments using Carolina First's statutory tax rate of 38%.
(g) To record the liability for a benefit plan for First Southeast's directors.
(h) To record the buyout of employment contracts and severance payments.
(i) To record estimated merger costs related to the Merger.
(j) To give effect to the acquisition of First Southeast, and the issuance of 3,497,859 shares of CFC common stock, $1.00 par per share, based on an average market price of $20.44 per share of CFC common stock and the exchange ratio of .7971. The total value of CFC common stock exchanged would be $71,496,236.53.

(b)  Pro Forma Financial Information.


          Unaudited Pro Forma Combined Condensed Statement of Earnings



                                                                     Nine Months Ended
                                                                     September 30, 1997
                                                           ---------------------------------------       Purchase
                                                                                      First             Accounting        Pro Forma
                                                                  CFC               Southeast          Adjustments         Combined
                                                           ------------------    -----------------    ---------------  -------------
                                                                       (Dollars in thousands, except share data)

         Interest income                                       $97,261              $19,204              ($109)(a)       $116,356
         Interest expense                                       48,996               11,069                 --             60,065
                                                                ------               ------              ------            ------
            Net interest income                                 48,265                8,135               (109)            56,291

         Provision for loan losses                               9,603                  135                 --              9,738
                                                                 -----                  ---              ------             -----
            Net interest income after
                provision for loan losses                       38,662                8,000               (109)            46,553

         Noninterest income                                     15,222                  880                 --             16,102
         Noninterest expenses                                   38,278                4,499                777 (b)         44,547
                                                                ------                -----                                ------
                                                                                                           981 (c)
                                                                                                            12 (d)
            Income before income taxes                          15,606                4,381             (1,879)            18,108

         Income taxes                                            5,590                1,634               (341)(e)          6,883
                                                                 -----                -----               -----             -----

            Net income                                          10,016                2,747             (1,538)            11,225

         Dividends on preferred stock                               --                   --                 --                 --

            Net income applicable to
                common shareholders.........................   $10,016               $2,747            ($1,538)           $11,225
                                                               =======               ======            ========           =======
           Net income per common share
              Primary............................................$0.86                $0.64          $   --                 $0.74
              Fully diluted.......................................0.86                 0.64              --                  0.74

           Average shares outstanding
              Primary.......................................11,662,194            4,388,231                 --         15,160,053
              Fully diluted.................................11,693,326            4,388,231                 --         15,191,185


(a) To amortize the securities and loan mark-to-market adjustment over a period of seven years.
(b) To amortize the core deposit premium based on a sum-of-the-year's digits method over 10 years.
(c) To amortize goodwill over a 25-year period using the straight-line method.
(d) To increase depreciation expense from mark-up of Lowcountry premises and equipment to an estimated market value.
(e)  To show impact of taxes at 38% tax rate.

          Unaudited Pro Forma Combined Condensed Statement of Earnings





                                                    Year Ended December 31, 1996
                                                 --------------------------------------    Purchase
                                                 Carolina First            First          Accounting          Pro Forma
                                                  Corporation           Southeast         Adjustments         Combined
                                                 --------------         ---------         -----------         ---------
                                                                 (Dollars in thousands, except share data)
Interest income                                       $116,872            $ 25,235         $   (144) (a)       $141,963
Interest expenses                                       59,802              14,306               --              74,108
                                                      --------            --------         -------------       --------
       Net interest income                              57,070              10,929             (144)             67,855

Provision for loan losses                               10,263                 180             --                10,443
                                                      --------            --------         -------------       --------

       Net interest income after
         provision for loan losses                      46,807              10,749             (144)             57,412

Noninterest income                                      21,341                 226               --              21,567
Noninterest expenses                                    51,675              10,497            1,028  (b)         64,493
                                                      --------            --------                             --------
                                                                                              1,278  (c)
                                                                                                 15  (d)
                                                                                           -------------
       Income before income taxes                       16,473                 478           (2,465)             14,486

Income taxes                                             5,999                 518           (  451) (e)          6,066

       Net income                                       10,474                 (40)          (2,014)              8,420

Dividends on preferred stock                                63                  --               --                  63
                                                      --------            --------         --------------      --------
       Net income applicable to
         common shareholders                          $ 10,411            $    (40)        $ (2,014)           $  8,357
                                                      ========            ========         ==============      ========
       Net income per common share
         Primary                                     $    0.96             $ (0.01)      $       --            $   0.59
         Fully diluted                                    0.92               (0.01)              --                0.57

       Average shares outstanding
         Primary                                    10,839,708           4,263,730               --          14,238,327
         Fully diluted                              11,371,547           4,263,730               --          14,770,166

----------------------------
(a) To amortize the securities and loan market-to-market adjustment over a period of seven years.
(b) To amortize the core deposit premium based on a sum-of-the-year's digits method over 10 years.
(c) To amortize goodwill over a 25-year period using the straight-line method.
(d) To increase depreciation expense from mark-up of First Southeast premises and equipment to an estimated market value.
(e)      To show impact of taxes at 38% tax rate.

(c)  Exhibits.

         2.1 Reorganization Agreement dated as of July 1, 1997 by and among Carolina First Corporation, Carolina First Bank, First Southeast Financial Corporation and First Federal Savings and Loan Association of Anderson. Incorporated by reference to
                  Exhibit 2.1 of Carolina First Corporation's Registration Statement on Form S-4, Commission File No. 33-32459.

         23.1     Consent of Crisp Hughes Evans LLP

         27.1     Financial Data Schedule

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CAROLINA FIRST CORPORATION

December 5, 1997                   By: /s/ William S. Hummers III
                                       --------------------------
                                       William S. Hummers III
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary of the Company
                                       and Carolina First Bank

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                                  Exhibit Index

EXHIBIT

         2.1 Reorganization Agreement dated as of July 1, 1997 by and among Carolina First Corporation, Carolina First Bank, First Southeast Financial Corporation and First Federal Savings and Loan Association of Anderson. Incorporated by reference to
                  Exhibit 2.1 of Carolina First Corporation's Registration Statement on Form S-4, Commission File No. 33-32459.

         23.1     Consent of Crisp Hughes Evans LLP

         27.1     Financial Data Schedule

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